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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 33-79484) of our report, dated, August 6, 1996 on our audits of the consolidated financial statements and financial statement schedule of Crown Casino Corporation and subsidiaries as of April 30, 1996, and 1995 and for each of the three years in the period ended April 30, 1996 and of our report dated June 14, 1996, on our audits of the financial statements of St. Charles Gaming Company, Inc. as of April 30, 1996 and 1995 and for the years ended
April 30, 1996 and 1995 and for the period from June 25, 1993 (acquisition date) to April 30, 1994 both appearing in the Annual Report on Form 10-K of Crown Casino Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the reference to our firm under the caption "Experts".


                                                /s/ Coopers & Lybrand L.L.P.
                                                Coopers & Lybrand L.L.P.

Dallas, Texas
October 21, 1996